EXHIBIT 21

                              LIST OF SUBSIDIARIES


Dasibi Environmental Corp.
506 Paula Avenue
Glendale, Ca 91201

Logan Medical Devices
506 Paula Avenue
Glendale, Ca 91201

                                      E-155